UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2012 (October 24, 2012)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 26, 2012, First Place Financial Corp., a Delaware Corporation (the “Company”) and Talmer Bancorp, Inc., a Michigan corporation (the “Purchaser”) entered into an Asset Purchase Agreement (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Purchaser has agreed to purchase all of the issued and outstanding shares of common stock (the “Acquired Stock”) of the Company’s wholly-owned subsidiary, First Place Bank, a federal savings association (the “Bank”), and certain other assets held in the name of the Company but used in the business of the Bank (together with Acquired Stock, the “Acquired Assets”), for a cash purchase price of $45 million. In addition, upon acquisition of the Acquired Stock, the Purchaser has agreed to recapitalize the Bank through the immediate contribution of additional capital which is not expected to exceed $205 million, with such amount to be determined at closing and sufficient to satisfy all regulatory requirements. The Purchaser will purchase the Acquired Assets free and clear of all liens, claims and encumbrances and will assume no liabilities of the Company. The Board of Directors of the Company approved the Purchase Agreement and the transactions contemplated thereby after determining that the Purchase Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company.

The Purchase Agreement contemplates that the Company will file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Purchase Agreement also contains covenants of the Company and the Purchaser, including, among others, an agreement by the Company and the Purchaser to use their commercially reasonable best efforts to obtain the entry of an order of the Bankruptcy Court approving certain auction and sale procedures (the “Bidding Procedures Order”).

The sale of the Acquired Assets will be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction (the “Auction”). The Bidding Procedures Order will provide that the Purchaser is the “stalking horse” bidder for the Acquired Assets at the Auction. The Purchase Agreement calls for the Company to pay a stalking-horse bidder fee of $5 million in certain circumstances, including the consummation of an acquisition of the Acquired Assets by another bidder.

The Company and the Purchaser have made customary representations, warranties and covenants in the Purchase Agreement.

Consummation of the sale of the Acquired Assets is subject to customary closing conditions, including among other things, (i) the representations and warranties of the parties to the Purchase Agreement being true and correct as of the closing; (ii) the Bankruptcy Court entering a final sale order relating to the Acquired Assets; and (iii) the Purchaser receiving the requisite regulatory approvals for the purchase of the Acquired Stock.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached as Exhibit 1.1, which is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Bank. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company and the Bank in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company, the Bank and the Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Company, the Bank and the Purchaser.

Item 1.03 Bankruptcy or Receivership.

On October 29, 2012, the Company filed a voluntary petition (the “Bankruptcy Filing”) under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, as contemplated by the Purchase Agreement discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the Company’s voluntary petition filed with the Bankruptcy Court is attached hereto as Exhibit 99.1. This bankruptcy case is being administered in the Bankruptcy Court under the caption “In re: First Place Financial Corp., Case No. 12-12961.” The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

For the avoidance of any doubt, the Company wishes to make clear that the Bank has NOT filed for bankruptcy, was not included as part of the Bankruptcy Filing and continues to operate its business in the normal course. The Bankruptcy Filing does not and will not impact the operation of the Bank or affect its Federal Deposit Insurance Corporation insurance of deposit accounts, which continues to the fullest extent provided by law.

The Company intends to promptly file a motion with the Bankruptcy Court for its approval to complete the pending acquisition by the Purchaser of the Acquired Assets pursuant to the terms of the Purchase Agreement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

While the Company’s Bankruptcy Filing, as discussed in Item 1.03 of this Current Report on Form 8-K, constitutes an event of default under the Indenture dated December 19, 2003 relating to the Company’s $15.5 million of Floating Rate Junior Subordinated Debt Securities due 2034 (the “Floating Debt Securities”), the Indenture dated December 19, 2003 relating to the Company’s $15.5 million of Fixed/Floating Rate Junior Subordinated Debt Securities due 2034 (together with the Floating Debt Securities, the “Debt Securities”), and the Indenture dated December 15, 2005 relating to the Company’s $30.9 million of Fixed/Floating Rate Junior

Subordinated Deferrable Interest Debentures due 2035 (the “Debentures”), all creditors (including holders of the Debt Securities and the Debentures) are subject to an automatic stay imposed by Section 362 of the Bankruptcy Code of any action to collect, assert, or recover a claim against the Company as a result of the Bankruptcy Filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced the appointment of Louis J. Dunham as Chief Executive Officer of the Bank, subject to the final non-objection from the Office of the Comptroller of the Currency (“OCC”). The Bank was informed on October 24, 2012 that the OCC would not grant non-objection to the appointment of Mr. Dunham as Chief Executive Officer of the Bank. As a result, Mr. Dunham is no longer employed by the Bank.

Item 7.01 Regulation FD Disclosure.

Documents filed in connection with the Bankruptcy Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company’s website at www.firstplacebank.com. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Item 8.01 Other Events.

On October 29, 2012, the Company announced in a press release (i) its entry into the Purchase Agreement and related matters, and (ii) the Bankruptcy Filing.

For further information, see the full text of the press release issued, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement, dated as of October 26, 2012, by and between the Company and Talmer Bancorp., Inc.

99.1	Voluntary Petition filed with the Bankruptcy Court.

99.2	Press Release, dated October 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: October 29, 2012	By: /s/ David W. Gifford
David W. Gifford
Chief Financial Officer

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